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     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 1997
                                                       REGISTRATION NO. 33-88232
                                                       -------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1

                              --------------------
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                           GREAT BAY POWER CORPORATION
             (Exact name of registrant as specified in its charter)

NEW HAMPSHIRE                               4911                      02-0396811
(State or other jurisdiction of    (Primary Standard Industrial       (I.R.S. Employer
incorporation or organization)     Classification Code Number)        Identification No.)

                COCHECO FALLS MILLWORKS, 100 MAIN STREET, DOVER, NEW HAMPSHIRE 03820, (603) 742-3388
(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)



                               JOHN A. TILLINGHAST
                                    President
                           GREAT BAY POWER CORPORATION
                    Cocheco Falls Millworks, 100 Main Street
                           Dover, New Hampshire 03820
                                 (603) 742-3388
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                   Copies to:

                             DAVID E. REDLICK, ESQ.
                                HALE AND DORR LLP
                                 60 State Street
                           Boston, Massachusetts 02109
                                 (617) 526-6000


      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



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      Pursuant to a Registration Statement on Form S-1 (File No. 33-88232),
Great Bay Power Corporation (the "Company") registered under the Securities Act of 1933, as amended (the "Securities Act") an aggregate of 5,820,530 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), on behalf of certain Stockholders of the Company. This Post-Effective Amendment No. 1 to the Registration Statement is being filed for the purpose of deregistering the 4,697,708 of such shares of Common Stock of the Company that remain unsold at the termination of the offering contemplated by the Registration Statement.


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      Pursuant to Rule 478 under the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereto duly authorized, in the city of Dover, State of New Hampshire, on this 31st day of March, 1997.

                                                 GREAT BAY POWER CORPORATION


                                                 By:  /s/ John A. Tillinghast
                                                      -----------------------
                                                      John A. Tillinghast
                                                      President, Treasurer and
                                                      Chief Executive Officer






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